UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

N/A
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 7, 2026, Atkore Inc. (“Atkore”) held a special meeting of stockholders (the “Special Meeting”), in connection with the Agreement and Plan of Merger, dated as of August 2, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Atkore, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Prysmian”), Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Prysmian (“Merger Sub”), and, solely as provided in certain sections of the Merger Agreement, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company, pursuant to which, among other things, at the effective time of the Merger (as defined below), Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian (the “Merger”). At the Special Meeting, three proposals were submitted to Atkore’s stockholders, each of which is described in more detail in Atkore’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 9, 2026.

As of 5:00 p.m. Eastern Time on September 4, 2026, the record date for the Special Meeting, 33,773,062 shares of Atkore’s common stock, par value $0.01 per share (“Common Stock”), were outstanding and entitled to vote at the Special Meeting. 27,641,037 shares of Common Stock, or approximately 81.84% of the outstanding shares of Common Stock, were present virtually or represented by proxy at the Special Meeting, constituting a quorum. Each share of Common Stock is entitled to one vote on each proposal.

The final voting results were as follows:

Proposal 1: Atkore’s stockholders approved the adoption of the Merger Agreement, which provides for the Merger pursuant thereto (the “Merger Proposal”).

For	Against	Abstain
27,600,871	21,281	18,885

Proposal 2: Atkore’s stockholders approved, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger.

For	Against	Abstain
23,392,804	4,112,417	135,816

Proposal 3: Atkore’s stockholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if a quorum is not present or in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

For	Against	Abstain
26,607,405	1,007,361	26,271

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: October 7, 2026